Exhibit 23.4

                       Consent of RP Financial, Inc.



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



                           [LETTERHEAD OF RP FINANCIAL, INC.]



                                        August 8, 1995



Board of Directors
FJF Financial, M.H.C.
Roxborough-Manayunk Federal Savings Bank
6060 Ridge Avenue
Philadelphia, Pennsylvania  19128

Board of Directors
Progress Financial Corporation
Progress Federal Savings Bank
600 West Germantown Pike
Plymouth Meeting, Pennsylvania  19462

Gentlemen:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of FJF Financial, M.H.C., and any amendments thereto, in the Form S-1 Registration Statement of Progress Financial Corporation and any amendments thereto, and the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Proxy Statements of Roxborough-Manayunk Federal Savings Bank and FJF Financial, M.H.C. and the Prospectus and Proxy Statement of Progress Financial Corporation.


                                     Very truly yours,

                                     RP FINANCIAL, INC.


                                     /s/ William E. Pommerening


                                     William E. Pommerening
                                     Chief Executive Officer


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